UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

August 25, 2003
------------------------------------------------
Date of Report: (Date of earliest event reported)

Computer Associates International, Inc.
------------------------------------------------
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9247	13-2857434
--------------------------	-------------------------	--------------------------
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Computer Associates Plaza, Islandia, New York	11749
-------------------------------------------------	---------
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 342-6000

Not Applicable
--------------------------------
(Former name or former address, if changed since last report)

Item 5.    Other Events.

On August 25, 2003, Computer Associates International, Inc. issued a press release announcing plans to settle all outstanding litigation related to claims about past accounting issues, including shareholder and ERISA class-action suits and related derivative litigation.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Exhibit 99.1 - Press release dated August 25, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Computer Associates International, Inc.

Dated: August 26, 2003	By:	/s/ Ira Zar
Ira Zar
Executive Vice President and
Chief Financial Officer